SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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PRIME MEDICAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIME MEDICAL SERVICES, INC.

1301 S. Capital of Texas Highway
Suite 200B
Austin, TX 78746

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2004

To our stockholders:

        You are cordially invited to attend our 2004 Annual Meeting of Stockholders to be held at 1301 S. Capital of Texas Highway, Corporate Offices at Suite 200B, Austin, Texas 78746, on Wednesday, May 26, 2004 at 8:30 a.m. Austin, Texas time, for the following purposes:

        a)    To elect eight directors to serve on our board of directors;
        b)    To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

        The close of business on April 5, 2004 has been fixed as the record date for the determination of our stockholders entitled to receive notice of, and to vote at, the meeting or any adjournment(s) thereof.

        You are cordially invited and urged to attend the meeting. Whether or not you plan on attending the meeting, we ask that you sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised.

By Order of our Board of Directors JOHN Q. BARNIDGE, Secretary

Austin, Texas
April 29, 2004

PRIME MEDICAL SERVICES, INC.
1301 S. Capital of Texas Highway
Suite 200B
Austin, Texas 78746

PROXY STATEMENT
for
2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2004

        Our board of directors hereby solicits your proxy for use at our 2004 Annual Meeting of Stockholders to be held at 1301 S. Capital of Texas Highway, Corporate Offices at Suite 200B, Austin, Texas 78746, on Wednesday, May 26, 2004 at 8:30 a.m. Austin, Texas time, and any adjournment(s) thereof. This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and regular employees, who will receive no extra compensation for participating in this solicitation. We will also reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons. We will pay the entire cost of this solicitation. We expect to mail this proxy statement and the enclosed form of proxy to our stockholders on or about April 23, 2004.

        Unless the context indicates otherwise, “Prime”, “we”, “us”, “our” or the “Company” means Prime Medical Services, Inc. and all of our direct and indirect wholly-owned subsidiaries on a consolidated basis.

ANNUAL REPORT

        Enclosed is our Annual Report to Stockholders for the year ended December 31, 2003, including our audited financial statements. Such Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

        Any stockholder returning the accompanying proxy may revoke such proxy at any time before it is voted by (a) giving written notice to our secretary of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to our secretary a later dated proxy.

OUTSTANDING COMMON STOCK

        Our voting securities are shares of our common stock, each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. Only stockholders of record at the close of business on April 5, 2004 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. As of April 5, 2004, there were outstanding and entitled to vote 20,704,877 shares of our common stock.

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CERTAIN STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 5, 2004 by (a) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our executive officers named in the Summary Compensation Table below, and (d) all of our executive officers and directors as a group. Unless otherwise indicated, we believe that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

	Beneficial Ownership
Name	Number of Shares	Percent
SAFECO Common Stock Trust, SAFECO Asset	1,053,050	5.1%
Management Company and SAFECO Corporation (3)
SAFECO Plaza
Seattle, WA 98185
Dimensional Fund Advisors Inc. (4)	1,356,351	6.6%
10 South Wacker, Suite 2275
Chicago, IL 60606
Barclays Global Investors (5)	1,124,153	5.4%
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Wells Fargo & Company and
Wells Capital Management Inc. (6)	1,182,600	5.7%
420 Montgomery Street
San Francisco, CA 94104
Kenneth S. Shifrin (1)	517,270	2.5%
Joseph Jenkins, M.D. (1)	359,773	1.7%
William A. Searles (1)	157,600	*
Michael J. Spalding, M.D. (1)	122,741	*
Michael R. Nicolais (1)	45,000	*
R. Steven Hicks (1)	32,500	*
Carl S. Luikart (1)	22,000	*
Perry M. Waughtal	30,000	*
Brad A. Hummel (1)	406,333	2.0%
John Q. Barnidge (1)	99,333	*
James Whittenburg (2)	--	*
Bonnie G. Lankford (1)	25,430	*
Phil J. Supple (1)	44,497	*
Richard A. Rusk (1)	37,958	*
All directors and executive officers as a group (14 persons)	1,900,435	9.2%

* Less than 1%

(1)	Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 5, 2004: Mr. Shifrin, 385,000; Dr. Jenkins, 330,000; Mr. Searles, 157,500; Dr. Spalding, 122,500; Mr. Nicolais, 40,000; Mr. Hicks, 20,000; Dr. Luikart, 20,000; Mr. Hummel, 351,667; Mr. Barnidge, 53,667; Ms. Lankford, 12,667; Mr. Supple, 31,734; and Mr. Rusk, 33,700.
(2)	Mr. Whittenburg joined us as Senior Vice President – Development and General Counsel in March 2004.
(3)	Based on the Amendment No. 5 to Schedule 13G filed on February 6, 2004. The reporting persons disclaim beneficial ownership of such shares.

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(4)	Based on the Amendment to Schedule 13G filed on February 6, 2004. The reporting person disclaims beneficial ownership of such shares.
(5)	Based on the Schedule 13G filed on February 17, 2004.
(6)	Based on the Schedule 13G filed on January 26, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

        Set forth below is information concerning aggregate compensation for each of our last three fiscal years for our Chief Executive Officer and each of our other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three fiscal years, who we will refer to as our named executive officers.

		Annual Compensation		Long-Term Compensation Awards Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Underlying Options ($)(5)

Brad A. Hummel - President &	2003	$400,000	$--	$342,000
Chief Executive Officer	2002	325,000	325,000	330,000
	2001	325,000	275,000	130,000

John Q. Barnidge - Chief Financial Officer,	2003	230,000	50,000	82,000
Senior Vice President & Secretary (2)	2002	205,193	175,000	132,000
	2001	83,333	75,000	54,000

Bonnie G. Lankford - President - Urology (3)	2003	180,000	23,000	49,000
	2002	150,000	35,000	--
	2001	96,687	25,050	20,000

Phil J. Supple - President - Manufacturing (4)	2003	225,000	--	96,000
	2002	201,202	118,750	66,000
	2001	145,000	80,000	20,000

Richard A. Rusk - Vice President & Controller	2003	150,000	30,000	16,000
	2002	145,000	45,000	33,000
	2001	120,000	50,000	10,000

(1)	Reflects bonuses earned during the year.
(2)	Mr. Barnidge joined us on August 1, 2001 as our Senior Vice President and Treasurer. He was named our Chief Financial Officer on December 30, 2001.
(3)	Ms. Lankford joined us in January 2001 and was named President of Urology Division in January 2003.
(4)	Mr. Supple joined us in November 2000 and was named President of Manufacturing Division in July 2002.
(5)	Long-term compensation amounts are reflected in the year the related stock option is granted. A significant amount of the long-term compensation amounts reflected in any given year may relate to our previous year's performance.

Option Grants During 2003

The following table provides information related to options granted to the named executives officers during 2003. We do not have any outstanding stock appreciation rights.
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	Number of Securities	Percent of Total Options			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Underlying Options Granted (#)(1)	Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Brad A. Hummel	125,000	17.6%	$7.79	02/26/13	$612,386	$1,551,907
President and Chief
Executive Officer

John Q. Barnidge	30,000	4.2%	$7.79	02/26/13	$146,973	$372,458
Chief Financial Officer,
Senior Vice President
and Secretary

Bonnie G. Lankford	18,000	2.5%	$7.79	02/26/13	$88,184	$223,475
President of Urology
Division

Phil J. Supple	35,000	4.9%	$7.79	02/26/13	$171,468	$434,534
President of Manufacturing
Division

Richard A. Rusk	6,000	0.8%	$7.79	02/26/13	$29,395	$74,492
Vice President and Controller

All Employees as a Group	709,000	100.0%	(3)	(3)	$2,888,081	$7,254,565

(1)	These options were granted at an exercise price equal to the closing price on the date of grant, which was February 26, 2003, and vest in three annual installments for all employees beginning one year after the date of grant.
(2)

The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately before the expiration of their terms, assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates. This disclosure is required by rules of the Securities and Exchange Commission and we make no representation that our common stock will appreciate at these rates or at all. The calculation does not take into account any taxes or other expense that might be owed.

(3)	These options were granted under our amended and restated 1993 stock option plan throughout 2003 with various vesting schedules and expiration dates through the year 2013. The weighted average exercise price of all options granted to employees in 2003 was $7.04.

Aggregated Option Exercises During 2003 and Option Values at December 31, 2003

        The following table provides information related to options exercised by the named executive officers during 2003 and the number and value of unexercised options held at December 31, 2003. We do not have any outstanding stock appreciation rights.

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Aggregated Option/SAR Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SAR at Fiscal Year End		Value of Unexercised In- the-Money Options/SARs at Fiscal Year-End ($) (2)
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Brad A. Hummel	--	--	260,000	175,000	--	--

John Q. Barnidge	--	--	30,167	64,833	--	--

Bonnie G. Lankford	--	--	6,667	21,333	--	--

Phil J. Supple	--	--	13,367	51,633	--	--

Richard A. Rusk	--	--	26,734	14,266	--	--

(1)	Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on the date of exercise and multiplying the difference by the number of shares of our common stock purchased upon the exercise of the option.
(2)	Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on December 31, 2003 which was $4.69, and multiplying the difference by the number of shares of our common stock underlying the option.

Employment Agreements

        We have entered into employment agreements with Messrs. Hummel and Barnidge and Ms. Lankford. In addition, in March 2004, we entered into an employment agreement with James Whittenburg to join us as our Senior Vice President - Development and General Counsel. Each of these agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Hummel’s agreement provides for an annual salary, currently $400,000, and terminates April 1, 2005. Mr. Barnidge’s agreement provides for an annual salary, currently $230,000, and terminates September 1, 2004. Mr. Whittenburg’s agreement provides for an annual salary, currently $250,000, and terminates March 1, 2007. Ms. Lankford’s agreement provides for an annual salary, currently $180,000, and terminates July 2005. Each of the agreements entitles the employee to receive severance payments, generally equal to two times the employee’s average compensation for the past two years, if we terminate such individual’s employment without cause. Certain of the agreements also give the employee the right to terminate employment and receive severance payments in the event of a direct or indirect change of control as a result of change in ownership of the Company or certain changes in the members of the Company’s board of directors.

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Noncompetition, Release and Severance Agreement

        On January 1, 2005, we will make the only remaining payment of $200,000 to Kenneth S. Shifrin, our Chairman of the Board, pursuant to the noncompetition, release and severance agreement dated on December 30, 2001. The agreement terminated Mr. Shifrin’s employment agreement and provides that Mr. Shifrin will not own, manage or control any business that competes with us and will not advise any of our customers or suppliers to cancel or curtail its dealings with us, or influence any our employees to terminate his or her employment with us, for a period of five years. Additionally, we entered into a board service agreement with Mr. Shifrin that provides for the monthly payment of $8,333 to Mr. Shifrin for as long as he is elected to serve as our Chairman of the Board of Directors.

Indemnity Agreements

        We have entered into indemnity agreements with certain of our officers and directors. These agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of ours. In addition, our and certain of our subsidiaries’ organizational documents provide for certain indemnifications and limitations on liability for directors, managers and officers.

REPORT OF THE COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS

        The Company is engaged in a highly competitive business. For the Company to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, we have structured an executive compensation policy tied to operating performance that we believe has enabled the Company to attract and retain key executives.

        During 2003, the Compensation Committee was comprised of Michael J. Spalding, M.D., Michael R. Nicolais and William A. Searles, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards.

        The Compensation Committee has primary responsibility for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, including that of the Chief Executive Officer and President, should be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. The Committee also feels that stock options are an effective incentive compensation tool and have the benefit of linking long-term reward to the price of the Company’s stock.

        The Compensation Committee engaged during 2002 the services of a nationally recognized executive compensation consulting firm. The objective was to determine the competitiveness of the Company’s executive compensation and, as appropriate, make recommendations for the Compensation Committee and Board to consider. The study reaffirmed that a significant component of both annual and long term compensation should be linked to measurable performance. It further recognized that long term performance was becoming an increasingly important component of overall executive compensation.

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        For 2003, our executive compensation program consisted of base salary, a cash bonus based on current year performance, and long term stock option awards, all of which relate to the achievement of specific current and long term goals. The Company’s financial performance measurements include earnings-per-share growth, stock price growth, revenue growth and return on capital. The Committee believes that compensation levels during 2003 adequately reflected our compensation goals and the performance of management against those goals.

       Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Compensation Committee has considered these requirements and believes that the Company’s 2003 Stock Option Plan and bonus arrangements for senior officers meet the requirement that they be “performance based” and, therefore, are exempt from the limitations on deductibility. The Compensation Committee’s present intention is to comply with Section 162(m) unless the Compensation Committee feels that compliance in a particular instance would not be in our best interest or the best interest of our stockholders.

Compensation Committee:	William A. Searles, Chairman Michael J. Spalding, M.D. Michael R. Nicolais

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2001 and early 2002, we made full recourse loans totaling approximately $975,000 to 12 members of our management. The loans bear interest at 6.5% and require annual payments of principal and interest due April 1 of each year. All of the loans are current and the net principal balance outstanding as of April 5, 2004 is $652,000.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC, and the Nasdaq National Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received by us with respect to 2003, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been complied with.

QUORUM; VOTING

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting. If a quorum is not present or represented at the meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

        Cumulative voting is not permitted in the election of our directors. On all matters (including election of directors) submitted to a vote of the stockholders at the meeting or any adjournment(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such stockholder at the close of business on April 5, 2004.

        Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement. Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

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        Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the stockholders requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the meeting. If you abstain from voting in the election of directors, your abstention will not affect the outcome of this election. If you abstain from voting on any other proposal, your abstention will have the effect of a negative vote against such proposal. Broker non-votes will not affect the outcome of the election of directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Pursuant to our bylaws, our board of directors has, by resolution, reduced the number of directors from nine to eight, after the resignation of Dr. Joseph Jenkins from our board of directors in April 2004, and therefore eight directors will be elected at the 2004 annual meeting. All nominees will be elected to hold office until our next annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Our board of directors held ten meetings during 2003, and each director attended at least 75% of (a) the total number of our board meetings held during 2003 and (b) the total number of meetings held by all committees of the board on which he served during 2003.

Name	Age	Director Since
R. Steven Hicks Brad A. Hummel Carl S. Luikart, M.D. Michael R. Nicolais William A. Searles Kenneth S. Shifrin Michael J. Spalding, M.D. Perry M. Waughtal	54 47 49 46 61 55 63 68	2002 2000 2002 2002 1989 1989 1993 2003

         R. Steven Hicks became a director in December 2002. In June 2000, Mr. Hicks became Chairman of Capstar Partners, LLC, an Austin based private investment company. Previously he founded Capstar Broadcasting and served as Vice Chairman of AMFM, Inc.

         Mr. Hummel became our President and Chief Executive Officer and a director in June 2000. From October 1999 until June 2000, Mr. Hummel was our Executive Vice President and Chief Operating Officer. From 1984 to 1999, Mr. Hummel was with Diagnostic Health Services, Inc., a multi-state provider of mobile and fixed base imaging services. Subsequent to Mr. Hummel’s departure, DHS filed for Chapter 11 bankruptcy reorganization in March 2000 and shortly thereafter re-emerged from bankruptcy in October 2000. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm.

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        Carl S. Luikart, M.D., F.A.C.C. became a director in December 2002. Dr. Luikart is a partner in Louisiana Cardiology Associates, Baton Rouge, Louisiana. In 1994, Dr. Luikart was elected as Chairman of the Board of Directors of Blue Cross Blue Shield of Louisiana, and has formerly served on its Audit and Investment Committees. In addition to his private practice, Dr. Luikart is an Associate Professor of Louisiana State University Medical School and a staff cardiologist for the LSU Department of Athletics.

         Mr. Nicolais became a director in April 2002. Mr. Nicolais is currently President of Highlander Partners, L.P., a private investment partnership. From August 2002 to March 2004 he was Managing Director of Stephens, Inc., an investment banking firm. From March 2001 through August 2002, he was a partner of Olivhan Investments, L.P., a private investment partnership. Prior to that he spent approximately 15 years with Donaldson, Lufkin and Jenrette, also an investment banking firm. He is a member of the Board of Directors of Eagle Materials, Inc. (f/k/a Centex Construction Products, Inc.) (NYSE: EXP), a construction products company.

        Mr. Searles became a director in 1989. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns. In 1989, he became a director of American Physicians Service Group, Inc. (NASDAQ: AMPH), a management and financial services firm. From 1972 to 1999, Mr. Searles was the sole owner of Travelmart, Inc., a small privately-held New Jersey based travel agency, which liquidated in early 1999 under Chapter 7 of the Bankruptcy Code.

        Mr. Shifrin became our Chairman of the Board in 1989 and served as Executive Chairman until December 30, 2001. Mr. Shifrin has served in various capacities with AMPH since 1985, and is currently the Chairman of the Board and Chief Executive Officer of AMPH. In June of 2003, he became a director of Financial Industries Corporation (NASDAQ: FNINE), a Texas-based insurance company.

        Dr. Spalding became a director in 1993. Since 1973, Dr. Spalding has been a practicing urologist. He served as the Chairman of Tennessee Valley Lithotripters, which was acquired by us in 1993. In January 2004, he joined the board of Qualigen Fastpak System, a urology pathology company.

        Mr. Waughtal became a director in December 2003. Since April 2000, he has been a director of KMR and Kinder Morgan G.P., Inc. He is also the Chairman and a limited partner of Songy Partners Limited, an Atlanta, Georgia based real estate investment company. Previously, he served for over 30 years as Vice Chairman of Development and Operations and as Chief Financial Officer for Hines Interests Limited Partnership, a real estate and development entity based in Houston, Texas.

        No family relationships exist among our officers or directors. Except as indicated above, no director of ours is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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        Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named above will be unwilling or unable to serve.

The Board recommends that you vote FOR each nominee for director.

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CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

Our Board compensation consists of both cash and common stock options. Board cash compensation for 2004, excluding Mr. Shifrin and Mr. Hummel, consists of an annual retainer of $30,000 paid monthly, $1,500 for Board meetings lasting in excess of two hours and $400 for each Committee meeting. Mr. Shifrin receives an annual compensation of $100,000 for serving as Chairman of the Board. In 2003, each Board member, excluding Mr. Hummel, received 15,000 stock options and 5,000 additional stock options for serving as a Committee Chairman. Mr. Shifrin received 15,000 additional stock options for serving as Chairman of the Board. The following table reflects Board compensation paid during 2002 and 2003 to our current directors.

		Prime Medical Services, Inc. Directors Annual Compensation
	Year	Cash Paid ($)	Stock Options (#)(5)

Mr. Shifrin (1)	2003	100,000	30,000
	2002	112,000	50,000

Mr. Searles	2003	38,800	20,000
	2002	27,000	45,000

Mr. Hummel	2003	--	--
	2002	--	--

Dr. Spalding	2003	41,600	15,000
	2002	27,000	25,000

Mr. Nicolais (2)	2003	41,600	20,000
	2002	23,250	30,000

Mr. Hicks (3)	2003	38,400	15,000
	2002	1,250	25,000

Dr. Luikart (3)	2003	38,400	15,000
	2002	1,250	25,000

Mr. Waughtal (4)	2003	1,900	--
	2002	--	--

(1)	Mr. Shifrin received an annual fee of $100,000, paid monthly, for serving as Chairman of the Board in 2003 and 2002.
(2)	Mr. Nicolais joined our Board in April 2002.
(3)	Mr. Hicks and Dr. Luikart joined our Board in December 2002.
(4)	Mr. Waughtal joined our Board in December 2003.
(5)	In 2003, each non-employee Board member received 15,000 stock options for 2003. In addition, Mr. Shifrin received 15,000 stock options for serving as Chairman of the Board; Mr. Searles received 5,000 stock options for serving as Chairman of the Compensation Committee; and Mr. Nicolais received 5,000 stock options for serving as Chairman of the Audit Committee.
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BOARD COMMITTEES; CORPORATE GOVERNANCE

General

There are presently eight members of our board of directors, including six directors who the board has determined to be independent under Rule 4200(a)(15) of the Nasdaq listing standards.

        In regard to directors’ attendance at annual stockholders meetings, although we do not have a formal policy regarding such attendance, our board of directors encourages all board members to attend such meetings, but such attendance is not mandatory. All of our board members serving at the time attended the 2003 annual stockholders meeting. In addition, our board of directors holds its regular annual meeting immediately following the annual stockholders meeting.

Audit Committee

        The audit committee’s functions include engaging our independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to us, including matters relating to the independence of such accountants. Mr. Nicolais, Dr. Luikart, Mr. Hicks and Dr. Spalding served on the audit committee in 2003. Mr. Nicolais, Dr. Luikart, Mr. Waughtal and Dr. Spalding presently serve on the audit committee. The chairman of the committee is Mr. Nicolais. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. In addition, our board has determined that the committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our board has further determined that Mr. Nicolais and Mr. Waughtal are “audit committee financial experts” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The audit committee held eight meetings during 2003.

        The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

Compensation Committee

        The compensation committee makes recommendations to our board of directors with respect to the compensation of our executive officers, including issuance of stock options. Dr. Spalding, Mr. Nicolais and Mr. Searles, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards, served on the compensation committee during 2003. The chairman of the committee is Mr. Searles. The compensation committee held six meetings during 2003.

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Nominating Committee

        The nominating committee has primary responsibility for making recommendations to our board of directors for nominees for election to our board of directors. The nominating committee met once during 2003. Mr. Searles, Mr. Hicks and Dr. Luikart presently serve on the nominating committee, all are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The chairman of the committee is Mr. Hicks.

        The nominating committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee decides not to recommend a member for re-election, the nominating committee will identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. The nominating committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable. Mr. Waughtal, who has not previously stood for election, was recommended by our chairman of the board to fill a newly-created directorship in December 2003.

        The consideration of any candidate for service on our board is based on the nominating committee’s assessment of the candidate’s professional and personal experiences and expertise relevant to our operations and goals. The committee evaluates each candidate on his or her ability to devote sufficient time to board activities to effectively carry out the work of the board. The ability to contribute positively to the existing collaborative culture among board members is also considered by the committee. In addition, the committee considers the composition of the board as a whole; the status of the nominee as “independent” under the Nasdaq’s listing standards and the rules and regulations of the SEC; and the nominee’s experience with accounting rules and practices. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in our and our stockholders’ best interests.

        After completing its evaluation, the nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the nominating committee.

        The nominating committee will consider director candidates recommended by our stockholders. The nominating committee does not have a formal policy on stockholder nominees, but intends to assess them in the same manner as other nominees, as described above. To recommend a prospective nominee for the nominating committee’s consideration, stockholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws’ and nominating committee charter’s requirements for stockholder nominations, which are described below, to:

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Prime Medical Services, Inc. 1301 S. Capital of Texas Hwy, Suite 200B Austin, TX 78746 Attention: Corporate Secretary

        Our nominating committee charter provides that any stockholder wishing to recommend a nominee should submit a recommendation in writing, indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director if elected and to being named in the proxy statement and certain information regarding the status of the stockholder submitting the recommendation, to our Corporate Secretary at the address provided above. Such nomination recommendation must be received by us at the address provided above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (provided, that, if the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received by us not more than 120 days before the annual meeting and not less than the later of (1) 90 days before the annual meeting and (2) the 10th day following the day on which we first make a public announcement of the date of the annual meeting). A copy of the nominating committee’s charter is available on our web site at http://www.primemedical.com. The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

Stockholder Communications with the Board of Directors

If a stockholder desires to send a communication to our board of directors, such stockholder should send the communication to:

Prime Medical Services, Inc. 1301 S. Capital of Texas Hwy, Suite 200B Austin, TX 78746 Attention: Chairman of the Board

The chairman of the board will forward the communication to the other board members.

If a stockholder desires to send a communication to a specific board member, such stockholder should send the communication to the above address with attention to the specific board member.

Code of Ethics

        We have established a Code of Ethics for our chief executive officer, senior finance officers and all other employees. A current copy of this code is available on our web site at http://www.primemedical.com. The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

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EQUITY COMPENSATION PLANS

        As of December 31, 2003, we had no equity compensation plans in effect other than our 1993 stock option plan, which expired in October 2003. The following table summarizes information, as of December 31, 2003, relating to the 1993 plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of shares of our common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of our common stock remaining available for future issuance under equity compensation plans (exceeding securities reflected in column (a))
Our 1993 stock option plan	2,522,000	$7.34	--

Other equity compensation	N/A	N/A	N/A
plans approved by our
security holders

Equity compensation plans not	N/A	N/A	N/A
approved by our security
holders

        On February 19, 2004, our stockholders approved our new 2003 stock option plan, which provides that the aggregate number of shares of our common stock that may be issued upon the exercise of all options under the plan shall not exceed 600,000.

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PERFORMANCE GRAPH

        The following graph compares our cumulative total stockholder return with the cumulative total stockholder returns of the Nasdaq Market Index and the Nasdaq Health Secondary Index, for the period from January 1, 1998 through December 31, 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors was comprised of four directors in 2003 and operates under a written charter adopted by the Board. The Committee, among other things,

•	reviews with the independent auditors and management the adequacy of the Company's accounting and financial reporting controls;

•	reviews with management and the independent auditors significant accounting and reporting principles, practices and procedures applied in preparing the Company's financial statements;

•	discusses with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles used in the Company's financial reporting;
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•	reviews the activities and independence of the independent auditors;

•	reviews and discusses the audited financial statements with management and the independent auditors and the results of the audit; and

•	appoints the independent auditors.

        It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent auditors to audit those financial statements.

        In this context, the Committee has reviewed and held discussions with management and the independent auditors regarding the Company’s 2003 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In addition, the Committee has discussed with the independent auditors the auditor’s independence from the Company and management and has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor’s independence.

        The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditor’s independence.

Audit Committee:	Michael R. Nicolais, Chairman Carl S. Luikart, M.D, Michael J. Spalding, M.D. Perry M. Waughtal
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RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        We designated KPMG LLP as our independent auditors for the year ending December 31, 2003. KPMG LLP has advised us that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on our financial statements. A representative of KPMG LLP will attend the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No accountants have been selected for the year ending December 31, 2004 and the Audit Committee intends to consider proposals for the 2004 audit.

For the years ended December 31, 2003 and 2002, fees for services provided by KPMG LLP were as follows:

	2003		2002
Audit fees	$363,500	(1)	$283,255	(2)
Audit related fees	--		--
Tax fees, including tax preparation and tax consulting	10,567		12,348
All other fees	--		--

All fees paid to our independent auditors during 2003 were pre-approved by the Audit Committee.

(1)	Includes $174,500 related to the 2002 audit and $40,000 of costs in connection with our acquisition of Medstone International, Inc.
(2)	Includes $182,307 related to the 2001 audit.

STOCKHOLDER PROPOSALS

         Any stockholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of stockholders to be held in 2005 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Such stockholder must deliver such proposal to our secretary at our executive offices no later than December 26, 2005, unless we notify the stockholders otherwise. Only those proposals that are appropriate for stockholder action and otherwise meet the requirements of Rule 14a-8 of the Exchange Act may be included in our proxy statement.

         Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any stockholder proposal intended to be presented at our 2005 annual meeting without inclusion in our proxy statement for the meeting is received by our secretary at our executive offices after March 9, 2005, the persons designated as proxies for that meeting will have discretionary authority to vote on such proposal. Even if proper notice is received on a timely basis, the persons designated as proxies for that meeting may nevertheless exercise their discretionary authority with respect to such proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such proposal to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

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INCORPORATION BY REFERENCE

        With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Board of Directors Report on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” will not be incorporated into such future filings.

ADDITIONAL INFORMATION AVAILABLE

        Accompanying this proxy statement is a copy of our 2003 Annual Report on Form 10-K. This Annual Report does not form any part of the materials for the solicitation of proxies. Upon written request of any stockholder, we will furnish a copy of the Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on April 5, 2004, the person making the request was a record owner or beneficial owner of our capital stock.

OTHER MATTERS

        Our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

By Order of our Board of Directors JOHN Q. BARNIDGE, Secretary

Austin, Texas
April 29, 2004

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